                               LNB Bancorp, Inc.

                            Exhibit to Form 10 - K/A

                  (for the fiscal year ended December 31, 1996)

                         S - K Reference Number (99.1)

              Annual report on Form 11-K of The Lorain National Bank
           Employee Stock Ownership Plan (registration number 33-65036)
              for the plan year ended December 31, 1996 filed as an
                  amendment to the annual report on Form 10-K.

                                    4

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934






[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1996

Note: This Form 11-K is being filed as an amending exhibit to the Form 10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 1996 pursuant to Rule 15d-21, therefore no fee is required.



[   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the transition period from                  to
                               ----------------    -----------




Commission file number 0-13203




            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                         (Full title of the plan)



          Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
          -------------------------------------------------------------
         (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                                    5

                            REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report.

     1)   Independent Auditors' Report

     2)   Statements of Assets Available for Distribution to Participants
          - December 31, 1996 and 1995

     3) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 1996 and 1995.

     4)   Notes to Financial Statements - December 31, 1996 and 1995

     5) Schedule 1 - Item 27a - Assets Held for Investment Purposes (at the end of the Plan year) - December 31, 1996

     6)   Schedule 2 - Item 27d - Reportable Transactions -
          Year ended December 31, 1996

B)   The following exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

                                    6

(COVER EMBOSSED WITH LOGO)
KPMG Peat Marwick LLP


The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules
December 31, 1996 and 1995


(With Independent Auditors' Report Thereon)


                                    7

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                        Independent Auditors' Report
                        ----------------------------
The Board of Directors
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 1996 and 1995, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 1996 and 1995, and the changes in those assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1996, and reportable transactions for the year ended December 31, 1996, are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
April 7, 1997

(LOGO)
Member Firm of
KPMG International                 8

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                        December 31, 1996 and 1995


                                                    1996        1995
                                                    ----        ----
Assets available for distribution
to participants
  Short-term cash investments                  $   408,177     694,122
  Investments, at fair value (note 3)
    Common stock - LNB Bancorp, Inc.             3,103,290   2,388,348
    United States government securities             98,562     251,281
                                               -----------  ----------
           Total investments                     3,201,852   2,639,629

Receivables
  Employer contribution                            150,000      60,000
  Dividends and interest                            22,564      22,597
  Due from Federal Reserve Bank                         -      150,000
  Due from LNB Trust Department                         -        6,331
                                               -----------  ----------
            Total Receivables                      172,564     238,928
                                               -----------  ----------
            Assets available for
            distribution to participants       $ 3,782,593   3,572,679
                                               ===========  ==========
Assets available for distribution to
    participants
  Assets payable to terminating participants   $   316,157     245,310
  Assets available for continuing participants   3,466,436   3,327,369
                                               -----------  ----------
                                               $ 3,782,593   3,572,679
                                               ===========  ==========

See accompanying notes to financial statements.

                                    9

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

Statements of Changes in Assets Available for Distribution to Participants

                    Years ended December 31, 1996 and 1995


                                                          1996      1995
                                                          ----      ----

Additions
  Investment income - dividends and interest          $  97,502    95,447
  Employer contribution                                 400,000   360,000
  Net appreciation in fair value of investments
   (note 3)                                             188,350   287,935
                                                       --------  --------
           Total additions                              685,852   742,382
                                                       --------  --------
Distributions to participants                          (475,938) (190,763)
                                                       --------  --------
Increase in assets available for distribution
  to participants                                       209,914   551,619
Assets available for distribution to participants
  Beginning of year                                   3,572,679 3,021,060
                                                      --------- ---------
  End of year                                        $3,782,593 3,572,679
                                                     ========== =========

See accompanying notes to financial statements.

                                    10

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements

                          December 31, 1996 and 1995

(1)  Description of the Plan
     -----------------------

     The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General
           -------

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB
           Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Under the terms of the Plan, the Trust Department of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

     (b)   Bank Contributions
           ------------------

           The amount of the contribution is determined by the Bank's Board of Directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

      (c)  Voluntary Contributions
           -----------------------

           The Plan does not permit voluntary contributions.

      (d)  Vesting
           -------

           Each participant's vested interest in the Bank's contribution is determined based on the number of years of service, as defined by the Plan. Forfeitures of nonvested employer

                                                       (Continued)

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                        Notes to Financial Statements

           contributions are made available first to reinstate previously forfeited account balances of former participants. The remaining forfeitures, if any, are used to reduce the contribution of the Bank for the plan year in which such forfeitures occur.

      (e)  Distributions Upon Termination of Employment
           --------------------------------------------

           A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

           A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

      (f)  Plan Termination
           ----------------

           Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

      (g)  Plan Administrator
           ------------------

           The Plan Administrator is the President and Chief Executive Officer of the Bank.

(2)   Summary of Significant Accounting Policies
      ------------------------------------------

      (a)  Basis of Presentation
           ---------------------

           The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

      (b)  Investments
           -----------

           The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.
                                                           (Continued)
                                      12

                          THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                         Notes to Financial Statements

      (c)  Use of Estimates in the Preparation of Financial Statements
           -----------------------------------------------------------

           The preparation of financial statements in conformity with generally accepted accounting prinicples requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (d)  Payment of Benefits
           -------------------

           Benefits are recorded when paid.

(3)   Investments
      -----------

      The following table presents the fair values of investments at December 31, 1996 and 1995:
                                         1996                 1995
                                --------------------  --------------------
                                   Number                Number
                                 of Shares     Fair    of Shares     Fair
                                  or Units    Value     or Units    Value
                                 ---------    -----    ---------    -----
      Common stock
        LNB Bancorp, Inc.        107,010  $ 3,103,290   86,849  $2,388,348
      United States Treasury Notes
        $150,000, 6.875%, due
          October 31, 1996           -            -        -       151,969
        $100,000, 4.375%, due
          November 15, 1996          -            -        -        99,312
        $100,000, 5.875%, due
          November 30, 2001          -         98,562      -            -
                                            ---------            ---------
               Total investments          $ 3,201,852           $2,639,629
                                            =========            =========

      During the years ended December 31, 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year)appreciated (depreciated) in value by $188,350 and $286,935, respectively, as follows:
                                                        1996        1995
                                                        ----        ----
                 Common Stock - LNB Bancorp, Inc.   $ 190,749     260,628
                 Mutual funds                             -         9,992
                 United States government securities   (2,399)     16,315
                                                      -------     -------
                                                    $ 188,350     286,935
                                                      =======     =======

(4)   Administrative Expenses
      -----------------------

      The administrative expenses of the Plan are paid by the Bank.

(5)   Federal Income Taxes
      --------------------

      The Plan has obtained a favorable determination letter under the provisions of Section 401.1(b)(3) of the Internal Revenue Code and is exempt from federal income taxes.

(6)   Party In Interest Transactions
      ------------------------------

      The following is a summary of transactions in common stock of LNB Bancorp Inc., 100 percent owner of the Bank, during the year ended December 31, 1996:

                                                      Number     Fair
                                                    of Shares    Value
                                                    ---------  ----------

      Balance at December 31, 1995                    86,849  $ 2,388,348

        2% stock dividend                                1,865        -
        Purchases                                       22,542    642,065
        Distributions                                   (4,246)  (117,872)
        Net appreciation                                  -       190,749
                                                       -------  ----------
      Balance at December 31, 1996                     107,010 $ 3,103,290
                                                       =======  ==========

                                                            Schedule 1
                                                            ----------
                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                             Plan Number: 002

                Item 27a - Assets Held for Investment Purposes
                           (at the end of the Plan year)
                               December 31, 1996

Column A     Column B                   Column C                Column D
--------  ------------------   --------------------------    -------------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor,    Rate of Interest, Collateral
           or Similar Party      Par or Marturity Value          Cost
          ------------------   --------------------------    -------------
*         LNB Bancorp, Inc.     107,010 shares of common     $ 2,094,927
                                   stock                     -------------
*         Lorain National Bank   Mututal Funds
                                   Treasury Trust Fund           408,177
                                                             -------------
          United States Treasury United States Treasury Notes
                                 $100,000 par value, 5.875%
                                   due November 30, 2001          99,680
                                                            --------------
                   Total investments                         $ 2,602,784
                                                            ==============


Item 27a - Assets Held for Investment Purposes Continued

Column A     Column B                   Column C                Column E
--------  ------------------   --------------------------    -------------
                               Description of Investment
          Identity of Issue,    Including Maturity Date,
          Borrower, Lessor,    Rate of Interest, Collateral     Current
           or Similar Party       Par or Maturity Value          Value
          ------------------   --------------------------    -------------
*         LNB Bancorp, Inc.     107,010 shares of common     $ 3,103,290
                                   stock                     -------------
*         Lorain National Bank   Mututal Funds
                                   Treasury Trust Fund           408,177
                                                             -------------
          United States Treasury United States Treasury Notes
                                 $100,000 par value, 5.875%
                                   due November 30, 2001          98,562
                                                            --------------
                   Total investments                          $ 3,610,029
                                                            ==============

*Party-in-interest

See accompanying independent auditors' report.

                                                               Schedule 2
                                                               ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0860480
                              Plan Number: 002

                      Item 27d - Reportable Transactions
                         Year ended December 31, 1996

Series transactions, when aggregated, involving an amount in excess of 5 percent of the current value of Plan assets:

   Column A               Column B          Column C   Column D   Column E
-------------------- ---------------------- ---------  --------- ---------
                                                              Total Dollar
Identity of             Description        Number of  Number      Value of
Party Involved           of Assets         Purchases  of Sales  Purchases
------------------- ---------------------- ---------  ---------- ---------
LNB Bancorp, Inc.      LNB Bancorp, Inc.       3         -        $446,315
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.       1         -        $195,750
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.       -         1            -
                        Common Stock

Lorain National Bank   Treasury Trust Fund    24         -        $799,450

Lorain National Bank   Treasury Trust Fund     -        29            -

Item 27d -  Reportable Transactions Continued

  Column A               Column B          Column F    Column G   Column H
---------------------- ----------------- ------------- --------  ---------
                                                                   Current
                                                                  Value of
                                           Total Dollar           Asset on
Identity of             Description         Value of   Cost of Transaction
Party Involved           of Assets           Sales         Asset     Date
---------------------- ----------------- ------------- --------- ---------
LNB Bancorp, Inc.      LNB Bancorp, Inc.     -        $446,315    $446,315
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.     -        $195,750    $195,750
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.     2              $2          $2
                        Common Stock

Lorain National Bank   Treasury Trust Fund   -         $799,450   $799,450

Lorain National Bank   Treasury Trust Fund 1,085,396 $1,085,396 $1,085,396

                                                               Schedule 2
                                                               ----------
                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0860480
                              Plan Number: 002

                      Item 27d - Reportable Transactions

                         Year ended December 31, 1996

Item 27d -  Reportable Transactions Continued

     Column A               Column B          Column I
---------------------- ---------------------- -------------
   Identity of             Description        Net Gain
   Party Involved           of Assets         or (Loss)
---------------------- ---------------------- -------------
LNB Bancorp, Inc.      LNB Bancorp, Inc.           -
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.           -
                        Common Stock

LNB Bancorp, Inc.      LNB Bancorp, Inc.           -
                        Common Stock

Lorain National Bank   Treasury Trust Fund         -

Lorain National Bank   Treasury Trust Fund         -




See accompanying independent auditors' report.


                                17

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



          THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
          ------------------------------------------------------
                              (Name of Plan)




Date: June 25, 1997           By: /s/ Gregory D. Friedman
      -------------               -----------------------
                                  Gregory D. Friedman
                                  Senior Vice President,
                                  Chief Operating Officer and
                                  Chief Financial Officer


                                  /s/ Mitchell J. Fallis
                                  ----------------------
                                  Mitchell J. Fallis
                                  Vice President and
                                  Chief Accounting Officer

                                   18

                           The Lorain National Bank
                         Employee Stock Ownership Plan

                            Exhibit to Form 11 - K

               (for the fiscal year ended December 31, 1996)

                          S - K Reference Number (24)


                    Consent of Independent Accountants.

                                   19

(LETTERHEAD)
(LOGO)
KPMG Peat Marwick LLP

1500 National City Center
1900 East Ninth Street
Cleveland, OH 44114-3495

                       Consent of Independent Accountants
                       ----------------------------------

The Board of Directors
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65036 of LNB Bancorp, Inc. of our report dated April 7, 1997, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 1996, and 1995, and the related statements of changes in assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 1996 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG Peat Marwick LLP
Cleveland, Ohio
June 25, 1997

(LOGO)
Member Firm of
KPMG International

                                   20